EXHIBIT A-2

                           CODE OF REGULATIONS

                                   OF

                    COOLCO/HEATCO (THE "CORPORATION")

                                ARTICLE I

                                 OFFICES


    Section 1. Offices. The location of the Corporation's principal office shall be in the City of Cincinnati, County of Hamilton, State of Ohio. The Corporation may, in addition to its principal office in the State of Ohio, establish and maintain an office or offices elsewhere in Ohio and in such other states and places as the Board of Directors may from time to time find necessary or desirable, at which the books, documents and papers of the Corporation may be kept.

                               ARTICLE II

                         STOCKHOLDERS' MEETINGS

    Section 1. Annual Meeting. An Annual Meeting of Stockholders of the Corporation for the election of directors and for the transaction of any other proper business shall be held at such time and date in each year as the Board of Directors may from time to time determine, and shall be held at the principal office of the Corporation in Cincinnati, Ohio.

    Section 2. Notice of Annual Meeting. Notice of the annual meeting shall be given in writing to each stockholder entitled to vote thereat, at such address as appears on the records of the Corporation at least ten (10) days and not more than forty-five (45) days prior to the meeting.

    Section 3. Special Meetings. A special meeting of the stockholders of the Corporation entitled to vote on any business to be considered at any such meeting may be called by the Chairman of the Board or the President or by a majority of the members of the Board of Directors then in office, acting with or without a meeting or by the persons who hold 25 percent of all shares outstanding and entitled to vote thereat upon notice in writing, stating the time, place and purpose of the special meeting. The business transacted at the special meeting shall be confined to the purposes and objects stated in the call.

    Section 4. Notice of Special Meeting. Notice of special meeting, in writing, stating the time, place and purpose thereof, shall be given to each stockholder entitled to vote thereat, at least ten (10) days and not more than forty-five (45) days prior to the meeting.

    Section 5. Waiver of Notice. Notice of the time, place and purpose of any meeting of stockholders may be waived by the written assent of every stockholder entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

    Section 6. Action Without Meeting. Any action which, under any provision of the General Corporation Law of Ohio, or the Articles, or the Regulations, may be taken at a meeting of the Stockholders, may be taken without a meeting if authorized by a writing signed by all the holders of shares who would be entitled to notice of meeting for such purpose.

    Whenever a Certificate, in respect of any such action taken without a meeting is required by the General Corporation Law of Ohio to be filed in the office of the Secretary of State, the officers signing the same shall state therein that the action was authorized in the manner aforesaid.

    Section 7. Quorum. The holders of shares entitling them to exercise a majority of the voting power, present in person or by proxy at any meeting of the stockholders, unless otherwise specified by law, shall constitute a quorum.

    If, however, at any meeting of the stockholders, a quorum shall fail to attend in person or by proxy, a majority in interest of the stockholders attending in person or by proxy at the time and place of such meeting may adjourn the meeting from time to time without further notice, other than by announcement at the meeting at which such adjournment is taken, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

    Section 8. Voting. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these Code of Regulations, be authorized by a majority of the votes cast at the meeting of the holders of stock entitled to vote thereon.

    Except as otherwise provided by law, or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one (1) vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

    Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

    Section 9. Presiding Officer and Secretary. At every meeting of stockholders the Chairman of the Board, or, in his absence, the President, or, in his absence, the appointee of the meeting shall preside. The Secretary, or, in his or her absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

    Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney. A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission if such transmission is submitted with information from which it may be determined that the transmission was authorized by the stockholder.

    Section 11. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                               ARTICLE III

                                DIRECTORS

    Section 1. Number of Directors, Tenure, Vacancies. Except as otherwise provided by statute, all the corporate powers, business and property of the Corporation shall be exercised, conducted and controlled by a Board of Directors of not less than three (3), and not more than five
(5), who need not be stockholders.

    The directors shall be elected annually and each director shall continue in office until the annual meeting held next after his election, and until his successor shall have been elected and qualified.

    Any member of the Board of Directors may resign at any time by giving written notice to the Chairman of the Board, or the President or to the Secretary of the Corporation.

    All vacancies occurring in the Board of Directors, may be filled by the remaining directors at any stated or special meeting. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualifies.

    Any director may be removed at any time by the affirmative vote of a majority of the stock then issued and entitled to vote at a special meeting of stockholders called for the purpose.

    Section 2. Annual Organization Meeting. Immediately after each annual election, the newly elected directors may meet forthwith (either within or without the State of Ohio) for the purpose of organization, the election of officers and the transaction of other business. If a majority of the directors be then present, no prior notice of such meeting shall be required to be given. The place and time of such first meeting may, however, be fixed by written consent of a majority of the directors, or by three (3) days written notice given by the Secretary of the Corporation.

    Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held at any reasonable time and place (either within or without the State of Ohio), and upon such notice, as the Board of Directors may from time to time determine.

    Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and must be called by the written requests of two (2) members of the Board of Directors.

    Section 5. Notice of Meetings. Notice of meetings shall be given to each director in accordance with Article X, Section 1, of these Regulations.

    Section 6. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a majority of those present at the time and place of any meeting, although less than a quorum, may adjourn the same form time to time, without notice, until a quorum be had. The act of a majority of the Directors present at any such meeting, at which a quorum is present shall be the act of the Board of Directors.

    Section 7. Compensation of Directors. Each director of the Corporation (other than directors who are salaried employees of the Corporation or any of its affiliates) shall be entitled to receive as compensation for services such amounts as may be determined from time to time by the Board of Directors in form either in fees for attendance at the meeting of the Board of Directors, or by payment at the rate of a fixed sum per month or both. The same payment may also be made to any one other than a director officially called to attend any such meeting.

    Section 8. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate annually three (3) or more of their number, to constitute an Executive Committee, and may delegate to such committee power to exercise in the intervals between the meetings of the Board of Directors the powers of the Board in the management of the business and affairs of the Corporation. Each member of the Executive Committee shall continue to be a member thereof only during the pleasure of a majority of the whole board.

    The Executive Committee may act by a majority of its members at a meeting or by a writing signed by all of its members.

    All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

    Non-employee members of such Executive Committee shall be entitled to receive such fees and compensation as the Board of Directors may determine.

    Section 9. Other Committees. The Board of Directors may also appoint such other standing or temporary committees from time to time as they may see fit, delegating to such committees all or any part of their own powers. The members of such committees shall be entitled to receive such fees as the Board may determine.

                               ARTICLE IV

                     OFFICERS, AGENTS AND EMPLOYEES

    Section 1. Appointment and Term of Office. The executive officers of the Corporation, shall consist of a Chairman of the Board, a Vice-Chairman, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer and a Comptroller, all of whom shall be elected by the Board of Directors, and shall hold office for one (1) year and until their successors are chosen and qualified. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Any vacancy occurring in the office of the Chairman, Chief Executive Officer or President shall be filed by the Board of Directors. The Chairman, Chief Executive Officer or President shall be subject to removal without cause only by vote of the Board of Directors at a special meeting of the Board of Directors called for that purpose.

    The Board of Directors may appoint, and may delegate power to appoint, such other non-executive officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

    Section 2. The Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and, in the absence or inability to act of the Chief Executive Officer, meetings of stockholders and shall, subject to the Board's direction and control, be the Board's representative and medium of communication, and shall perform such other duties as may from time to time be assigned to the Chairman of the Board by the Board of Directors. The Chairman of the Board shall direct the long-term strategic planning process of the Corporation and shall also lend his or her expertise to the President, as may be requested from time to time by the President. The Chairman shall be a member of the Executive Committee. The Internal Auditing Department will report directly to the Chairman of the Board.

    Section 3. Vice-Chairman. The Vice-Chairman of the Board shall be a director and shall preside at meetings of the Board of Directors in the absence or inability to act of the Chairman of the Board or meetings of stockholders in the absence or inability to act of the Chief Executive Officer and the Chairman of the Board. The Vice-Chairman shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors. The Vice-Chairman shall be a member of the Executive Committee.

    Section 4. Chief Executive Officer. The Chief Executive Officer shall be a director and shall preside at all meetings of the stockholders, and, in the absence or inability to act of the Chairman of the Board and the Vice-Chairman, meetings of the Board of Directors, and shall submit a report of the operations of the Corporation for the fiscal year to the stockholders at their annual meeting and from time to time shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require be brought to their notice. The Chief Executive Officer shall be the chairman of the Executive Committee and ex officio a member of all standing committees. Where the offices of President and Chief Executive Officer are held by different individuals, the President will report directly to the Chief Executive Officer.

    Section 5. The President. The President shall be the chief operation officer of the Corporation. The President shall have general and active management and direction of the affairs of the Corporation, shall have supervision of all departments and of all officers of the Corporation, shall see that the orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect, and shall have the general powers and duties of supervision and management ususally vested in the office of President of a corporation. All corporate officers and functions except those reporting to the Chairman of the Board or Chief Executive Officer shall report directly to the President.

    Section 6. The Vice-Presidents. The Vice-Presidents shall perform such duties as the Board of Directors shall, from time to time, require. In the absence or incapacity of the President, the Vice-President designated by the President or Board of Directors or Executive Committee shall exercise the powers and duties of the President.

    Section 7. The Secretary. The Secretary shall attend all meetings of the Board of Directors, of the Executive Committee and any other committee of the Board of Directors and of the stockholders and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.

    The Secretary shall keep in safe custody the seal of the corporation and, whenever authorized by the Board of Directors or the Executive Committee, affix the seal to any instrument requiring the same.

    The Secretary shall see that proper notice is given of all the meetings of the stockholders of the Corporation and of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors, the Chairman, the Chief Executive Officer, or by the President.

    Section 8. The Treasurer. The Treasurer shall be the financial officer of the Corporation, shall keep full and accurate accounts of all collections, receipts and disbursements in books belonging to the corporation, shall deposit all moneys and other valuables in the name and to the credit of the Corporation, in such depositories as may be directed by the Board of Directors, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman, the Chief Executive Officer, or the President, taking proper vouchers therefor, and shall render to the President, the Chief Executive Officer, the Chairman, and/or directors at all regular meetings of the Board, or whenever they may require it, and to the annual meeting of the stockholders, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

    The Treasurer shall also perform such other duties as the Board of Directors, the Chairman, the Chief Executive Officer, or the President may from time to time require.

    If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a form and in a sum with surety satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and the restoration to the Corporation in the case of his or her death, resignation or removal from office of all books, papers, vouchers, money and other property of whatever kind in his or her possession belonging to the Corporation.

    Assistant Treasurers. At the request of the Treasurer, or in his or her absence or inability to act, the Assistant Treasurer or, if there be more than one, the Assistant Treasurer designated by the Treasurer, shall perform the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions of the Treasurer. The Assistant Treasurers shall perform such other duties as may from time to time be assigned to them by the President, the Treasurer, or the Board of Directors.

    Section 9. The Comptroller. The Comptroller shall have control over all accounts and records of the Corporation pertaining to moneys, properties, materials and supplies. He or she shall have executive direction over the bookkeeping and accounting departments and shall have general supervision over the records in all other departments pertaining to moneys, properties, materials and supplies. He or she shall have such other powers and duties as are incident to the office of the Comptroller of a corporation and shall be subject at all times to the direction and control of the Board of Directors, the Chairman, the Chief Executive Officer, the President or a Vice President.

    Assistant Comptrollers. At the request of the Comptroller, or in his or her absence or inability to act, the Assistant Comptroller or, if there be more than one, the Assistant Comptroller designated by the Comptroller, shall perform the duties of the Comptroller and when so acting shall have all powers of and be subject to all the restrictions of the Comptroller. The Assistant Comptrollers shall perform such other duties as may from time to time be assigned to them by the President, the Comptroller, or the Board of Directors.

    Section 10. Compensation and Bond. The compensation of the officers of the Corporation shall be fixed by the Compensation Committee of the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

                                ARTICLE V

                     INDEMNIFICATION OF DIRECTORS,
                     OFFICERS, EMPLOYEES, AND AGENTS


    Section 1.(A) Indemnification of Directors, Officers, Employees, and Agents. The Corporation shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (B) The Corporation shall indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

         (1) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court of common pleas or such other court shall deem proper.

         (2) Any action or suit in which the only liability asserted against a director is pursuant to Section
         1701.95 of the Revised Code.

         (C) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceedings referred to in the foregoing paragraphs of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         (D)  Any indemnification under Paragraphs (A) and (B) of Section
1 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Paragraphs (A) and (B). Such determination shall be made as follows: (1) by a majority vote of quorum consisting of directors of the indemnifying Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding; (2) if the quorum described in (D)(1) of this Section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five (5) years; (3) by the stockholders; or (4) by the court of common pleas or the court in which such action, suit, or proceeding was brought.

         Any determination made by the disinterested directors under
(D)(1) of this Section or by independent legal counsel under (D)(2) of this Section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under (D) of this Section, and within ten (10) days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

    Section 2. Advances for Litigation Expenses May Be Made. Expenses, including attorney's fees, incurred by a director, trustee, officer , employee, or agent in defending any action, suit, or proceeding referred to in Section 1 of this Article, may be paid by the Corporation as they are incurred in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation.

    Section 3. Indemnification Nonexclusive. The indemnification provided by this Article shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under these Regulations, any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

    Section 4. Indemnity Insurance. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Section. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

    Section 5. Payments of Expenses Not Limited. The indemnification provided by Section 1.(A) and 1.(B) of this Article does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 2, 3, and 4 of this Article. Sections 1.(A) and 1.(B) of this Article do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 2, 3, or 4 of this Article.

    Section 6. Survival of Indemnification. As used in this Article, references to "Corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

                               ARTICLE VI

                              CAPITAL STOCK

    Section 1. Form and Execution of Certificates. The certificates for shares of the stock of the Corporation shall be of such form and content, not inconsistent with the law and the Articles of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman or by the President or a Vice-President and also by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. All certificates shall be consecutively numbered in each class of shares. The name and address of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books.

    Section 2. Transfer of Shares. Transfer of shares shall be made upon the books of the Corporation and before a new certificate is issued the old certificates shall be surrendered for cancellation.

    Section 3.  Closing of Transfer Books or Taking Record of
Stockholders.  The Board of Directors may fix a time not exceeding forty-five
(45) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights as a record date for the determination of the stockholders entitled to notice of such meeting or to vote thereat or to receive such dividends or rights as the case may be; or the Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period.

    Section 4. Lost Stock Certificates. In the case of a lost stock certificate a new stock certificate may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a satisfactory bond of indemnity to the Corporation and/or to the transfer agent and registrar of such stock, if any, in such sum and under such terms as the Board of Directors may provide.


                               ARTICLE VII

                                DIVIDENDS

    Section 1. Dividends. Dividends may be declared by the Board of Directors and paid in cash, shares, or other property out of the annual net income of the Corporation or out of its net assets in excess of its capital, computed in accordance with the state statutes and subject to the conditions and limitations imposed by the Articles of Incorporation.

    Before payment of any dividends or making distribution of any profits there may be set apart out of the excess of assets available for dividends such sum or sums as the Board of Directors from time to time in their absolute discretion think proper as a reserve fund for any proper purpose.

                              ARTICLE VIII

                               FISCAL YEAR

    Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and terminate on the thirty-first day of December in each year.

                               ARTICLE IX

                    CONTRACTS, CHECKS, NOTICES, ETC.

    Section 1. Contracts, Checks, Notices, Etc. The Board of Directors or the Finance Committee may by resolution adopted at any meeting designate officers of the Corporation who may in the name of the Corporation execute contracts, checks, drafts, and order for the payment of money in its behalf and, in the discretion of the Board of Directors or the Finance Committee, such officers may be so authorized to sign such contracts or checks singly without the necessity of counter-signature.

                                ARTICLE X

                       NOTICE AND WAIVER OF NOTICE

    Section 1. Notice and Waiver of Notice. Any notice required to be given by these Regulations to a director or officer may be given in writing, personally served or through the United States Mail, or by telephone, telegram, cablegram or radiogram, and such notice shall be deemed to be given at the time when the same shall be thus transmitted. Any notice required to be given by these Regulations may be waived by the person to such notice.


                               ARTICLE XI

                                AMENDMENT

    Section 1. Amendment. These Regulations may be amended or repealed at any meeting of the stockholders of the Corporation by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power on such proposal.

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